Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 11 to Registration Statement No. 333-191106 on Form S-11 of our report dated:

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February 27, 2015, related to the statement of revenues and certain operating expenses of 2819 Loker Avenue East, an industrial building located in Carlsbad, California, for the year ended December 31, 2013, appearing in the Current Report on Form 8-K/A filed with the SEC on February 27, 2015

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May 15, 2015, related to the statement of revenues and certain operating expenses of Bishop's Square, a Class A office building located in Dublin, Ireland, for the year ended December 31, 2014, appearing in the Current Report on Form 8-K/A filed with the SEC on May 15, 2015

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April 11, 2016, related to the statement of revenues and certain operating expenses of the Domain Apartments, a multi-family community located in Las Vegas, Nevada, for the year ended December 31, 2015, appearing in the Current Report on Form 8-K/A filed with the SEC on April 11, 2016

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September 20, 2016, related to the statement of revenues and certain operating expenses of Cottonwood Corporate Center, a four-building, Class-A office project located in Cottonwood Heights, Utah, a submarket of Salt Lake City, Utah, for the year ended December 31, 2015, appearing in the Current Report on Form 8-K/A filed with the SEC on September 20, 2016

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November 3, 2016, related to the statement of revenues and certain operating expenses of Goodyear Crossing II, an industrial warehouse located in Goodyear, Arizona, for the year ended December 31, 2015, appearing in the Current Report on Form 8-K/A filed with the SEC on November 3, 2016

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March 23, 2017, related to the statement of revenues and certain operating expenses of Rookwood, two contiguous shopping centers located in Cincinnati, Ohio, for the year ended December 31, 2016, appearing in the Current Report on Form 8-K/A filed with the SEC on March 23, 2017

(which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statement), and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
April 25, 2017